                                                                   EXHIBIT 10.30


                                  OFFICE LEASE

                                     BETWEEN


                    TRANSWESTERN LEXINGTON, LLC ("LANDLORD")


                                       AND


                           FUTURELINK CORP. ("TENANT")


                          DATE OF LEASE: AUGUST 8, 2000


                  BUILDING: 360 LEXINGTON AVENUE, NEW YORK, NY

                                TABLE OF CONTENTS

1.       DEFINITIONS.........................................................1

2.       LEASE GRANT.........................................................4

3.       ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION..........................4

4.       USE.................................................................4

5.       BASE RENT...........................................................5

6.       SECURITY DEPOSIT....................................................6

7.       SERVICES TO BE FURNISHED BY LANDLORD................................7

8.       LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY............................8

9.       SIGNAGE.............................................................9

10.      REPAIRS AND ALTERATIONS BY TENANT...................................9

11.      USE OF ELECTRICAL SERVICES BY TENANT...............................11

12.      ENTRY BY LANDLORD..................................................11

13.      ASSIGNMENT AND SUBLETTING..........................................12

14.      MECHANIC'S LIENS...................................................13

15.      INSURANCE..........................................................14

16.      INDEMNITY..........................................................15

17.      DAMAGES FROM CERTAIN CAUSES........................................16

18.      CASUALTY DAMAGE....................................................16

19.      CONDEMNATION.......................................................17

20.      HAZARDOUS SUBSTANCES...............................................17

21.      AMERICANS WITH DISABILITIES ACT....................................18

22.      EVENTS OF DEFAULT..................................................18

23.      REMEDIES...........................................................19

24.      NO WAIVER..........................................................23

25.      PEACEFUL ENJOYMENT.................................................23

26.      [RESERVED.]........................................................23

27.      HOLDING OVER.......................................................23

28.      SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE.....................24

29.      NOTICE.............................................................24

30.      SURRENDER OF PREMISES..............................................25

31.      RIGHTS RESERVED TO LANDLORD........................................25

32.      MISCELLANEOUS......................................................25

33.      ENTIRE AGREEMENT...................................................27

34.      LIMITATION OF LIABILITY............................................28

EXHIBIT A - OUTLINE AND LOCATION OF PREMISES...............................A-1

EXHIBIT B - RULES AND REGULATIONS..........................................B-1

EXHIBIT C - PAYMENT OF TAXES...............................................C-1

EXHIBIT D - WORK LETTER....................................................D-1

EXHIBIT E - COMMENCEMENT LETTER............................................E-1

EXHIBIT F - PORTER'S WAGE PAYMENT..........................................F-1

EXHIBIT G - CLEANING SPECIFICATIONS........................................G-1

EXHIBIT H - CERTIFICATE OF OCCUPANCY.......................................H-1

                             OFFICE LEASE AGREEMENT

         This Office Lease Agreement (the "LEASE"), made and entered into on this the 8th day of August, 2000, between TRANSWESTERN LEXINGTON, LLC, a Delaware limited liability company ("LANDLORD") and FUTURELINK CORP., a Delaware corporation ("TENANT").

                              W I T N E S S E T H:
                               - - - - - - - - - -

1. DEFINITIONS. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

     A. "ADDITIONAL RENT": shall mean Tenant's Pro Rata Share of Taxes (hereinafter defined), the Porter's Wage Payment and any other sums (exclusive of Base Rent and the Electric Inclusion Amount) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent (including the Electric Inclusion Amount) are sometimes collectively referred to herein as "Rent."

     B. The "APPROXIMATE RENTABLE AREA IN THE BUILDING" is 240,977 square feet. The Approximate Rentable Area in the Premises as set forth herein may be revised at Landlord's election prior to the Commencement Date if Landlord's architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises and the Building.

     C. "APPROXIMATE RENTABLE AREA IN THE PREMISES" shall mean the rentable square feet of space comprising the Premises. For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises is 14,467 square feet. The amount of any space (such amount "RENTABLE AREA") added or deleted from the Premises after the date of this Lease shall be determined in Landlord's reasonable discretion.

     D. "BASE RENT": Base Rent (which includes the Electric Inclusion Amount defined in Section 11) will be paid according to the following schedule, subject to the provisions of Section 5 hereof. For the purposes of this
     Section 1.D., "LEASE YEAR" shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date.

                      PERIOD                  ANNUAL BASE RENT       MONTHLY INSTALLMENTS
                                                                         OF BASE RENT
          -------------------------------------------------------------------------------
          FIRST LEASE YEAR THROUGH FIFTH         $694,416.00              $57,868.00
           LEASE YEAR
          SIXTH LEASE YEAR THROUGH               $752,284.00              $62,690.33
           TERMINATION DATE

     The Base Rent due for the first month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

     E. "BASE YEAR" shall have the meaning given to that term in EXHIBIT C.

     F. "BROKER" shall mean, collectively, Jones Lang LaSalle Americas, Inc. and First New York Realty Co.

     G. "BUILDING" shall mean the office building at 360 Lexington Avenue, Borough of Manhattan, City and State of New York, currently known as 360 Lexington Avenue.

     H. "BUILDING MANAGER" shall mean Jones Lang LaSalle Americas, Inc. or such other company as Landlord shall designate from time to time.

     I. "BUILDING STANDARD", shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

     J. "BUSINESS DAY(S)" shall mean Mondays through Fridays exclusive of the normal business holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized as holidays by other office buildings in the area where the Building is located.

     K. "COMMENCEMENT DATE", "LEASE TERM" and "TERMINATION DATE" shall have the meanings set forth below:

          1. The "LEASE TERM" shall mean a period of ten (10) years, three (3) months commencing on the date Landlord delivers possession of the Premises to Tenant broom clean and free of all tenancies and occupancies, together with an ACP-5 certificate, (the "COMMENCEMENT DATE") and, unless sooner terminated as provided herein, ending on the date which is ten (10) years, three (3) months thereafter (the "TERMINATION DATE"). In no event shall the Commencement Date occur prior to September 19, 2000. The Commencement Date, Lease Term and Termination Date shall be set forth in a Commencement Letter attached hereto as EXHIBIT E.

     L. "COMMON AREAS" shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally.

     M. "DEFAULT RATE" shall mean the lower of (i) the Prime Rate plus two percent (2%) or (ii) the Maximum Rate.

     N. "MAXIMUM RATE" shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

     O. "NORMAL BUSINESS HOURS" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, exclusive of Holidays.

     P. "NOTICE ADDRESSES" shall mean the following addresses for Tenant and Landlord, respectively:

     Tenant

     Futurelink Corp.
     360 Lexington Avenue
     New York, New York 10017


     With a copy to:

     Richards & O'Neil, LLP
     885 Third Avenue
     New York, New York  10022
     Attention:  Andrew L. Herz, Esq.

     Landlord:

     Jones Lang LaSalle Americas, Inc.
     360 Lexington Avenue
     New York, New York  10017
     Attention:  General Manager

     with a copy to:

     Transwestern Investment Company
     150 North Wacker Drive, Suite 800
     Chicago, IL  60606
     Attention:  Owner's Representative

     Payments of Rent only shall be made payable to the order of:

     Transwestern Lexington, L.L.C.

     at the following address:

     P.O. Box 828623
     Philadelphia, PA 19182-8623

     or such other name and address as Landlord shall, from time to time, designate in writing.

     Q. "PERMITTED USE" shall mean general executive and administrative office use and ancillary related uses but no other use or purpose.

     R. "PORTER'S WAGE PAYMENT" shall mean all payments to be made by Tenant pursuant to EXHIBIT E attached hereto.

     S. "PREMISES" shall mean the office space located on the seventh (7th) floor within the Building and outlined on EXHIBIT A to this Lease.

     T. "PRIME RATE" shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

     U. "PROPERTY" shall mean the Building and the parcel(s) of land on which it is located.

     V. "SECURITY DEPOSIT" shall mean, subject to the provisions of Section 6, the sum of Six Hundred Fifty One Thousand Fifteen Dollars ($651,015.00) which may be posted in cash or by delivery of a Letter of Credit as defined in Article 6. The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

     W. "SERVICE AREAS" shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

     X. "TAXES" shall have the meaning given to such term in EXHIBIT C.

     Y. "TENANT'S PRO RATA SHARE" shall mean six and 3/1000 percent (6.003%) which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in the Premises by the Approximate Rentable Area in the Building.

     Z. "UNCOMMON IMPROVEMENTS" shall mean internal staircases, raised flooring, vaults, executive bath-rooms or any other Leasehold Improvements not commonly found in buildouts of commercial office space in midtown Manhattan.

2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

3. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

     A. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use.

     B. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be obligated to tender possession of any portion of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is to be delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. Tenant expressly waives any right to rescind this Lease under Section 223-a of the Real Property Law of the State of New York (or any other law of like import, now or hereafter in force) and the right to recover any damages resulting from Landlord's failure to deliver possession of the Premises on any fixed date for any reason whatsoever. No such failure shall affect the validity of this Lease or the obligations of Tenant hereunder, be construed to extend the Lease Term or give rise to any claim by Tenant for damages or for rescission of this Lease. If Landlord is prevented from delivering possession of the Premises to Tenant due to the holding over in possession of the Premises by a tenant or other occupant thereof, Landlord shall use all commercially reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Lease Term is to be determined pursuant to Section 1.K. (1) hereof, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, in which event the Termination Date shall correspondingly be postponed on a per diem basis. Notwithstanding the foregoing, Tenant shall have the right (the "CANCELLATION RIGHT") to cancel this Lease in the event that the Premises has not been delivered to Tenant on or before December 31, 2000; provided, however, that the Cancellation Right must be exercised, if at all, by Tenant giving Landlord written notice no later that five (5) days after the Cancellation Right first becomes exercisable.

     C. If Tenant takes possession of the Premises prior to the Commencement Date, such possession shall be subject to all the terms and conditions of the Lease. Notwithstanding the foregoing, if Tenant, with Landlord's prior approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the cost of any services (e.g. electricity, HVAC, freight elevators) that are provided to Tenant or the Premises during the period of Tenant's possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

4. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable judgement, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building above that of similar Manhattan office buildings. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building and the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises by Tenant, provided such compliance does not require structural alterations to the Premises. Tenant, within ten (10) days after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such laws, ordinances, orders, rules and regulations. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as EXHIBIT B and such other rules and regulations reasonably adopted and altered by Landlord from time-to-time (the "Rules and Regulations") and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. All Rules and Regulations shall be enforced in a non-discriminatory fashion. In the event of a conflict between the Rules and Regulations and the Lease, the provisions of the Lease shall govern.

5. BASE RENT.

     A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "RENT." The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments of the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord within ten (10) days after demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease. Provided that Tenant is not in default hereunder, Tenant shall not be obligated to pay Base Rent for the first one (1) month and two (2) weeks of the Lease Term (the commencement of which may be delayed pursuant to the final sentence of Section 3.B.), or the first (1st) month of the second (2nd) Lease Year.

     B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date which is five (5) days after the date when due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent for five (5) days after the date when due and payable hereunder, a "LATE CHARGE" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

     C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of EXHIBIT C attached hereto and incorporated herein for all purposes.

6. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease including but not limited to those set forth in Section 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default in the payment of Rent or Additional Rent and has surrendered possession of the Premises in the manner required by the terms of this Lease at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within thirty (30) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. After such transfer, Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other security accounts. Provided in each instance that Tenant is not in default hereunder, the Security Deposit shall be reduced to (a) $488,261.25 at any time after the second Lease Year, provided that Tenant provides Landlord with evidence acceptable to Landlord in its sole discretion, based on Tenant's audited financial statements, that Tenant has had four (4) consecutive quarters of positive net revenue profits, and (b) $325,507.50, provided that Tenant provides Landlord with evidence acceptable to Landlord in its sole discretion, based on Tenant's audited financial statements, that Tenant has had eight (8) consecutive quarters of positive net revenue profits. The Security Deposit shall be held by Landlord in an interest bearing account and, provided that Tenant is not then in default hereunder beyond the expiration of applicable grace periods hereunder, the interest accrued thereon less 1% for Landlord's administrative costs and expenses shall be paid annually to Tenant within thirty (30) days after the last of each Lease Year during the term hereof. Landlord shall have no liability with respect to the results of its investment of the Security Deposit other than for its gross negligence or willful misconduct with respect thereto. Anything in this Section 6 to the contrary notwithstanding, Tenant may, at its option and expense, satisfy the requirement of delivery of the Security Deposit by the delivery to Landlord of an unconditional and irrevocable letter of credit ("LETTER OF CREDIT") in the amount of the Security Deposit. The Letter of Credit shall be issued by a bank reasonably satisfactory to Landlord and located in New York, New York. Tenant shall ensure that at all times after the execution and delivery of this Lease until sixty (60) days after the Termination Date, as the same may be extended, an unexpired Letter of Credit in the applicable amount as set forth above shall be in the possession of Landlord. The Letter of Credit shall contain a so-called "evergreen" clause providing that the Letter of Credit shall not be canceled unless the issuing bank delivers sixty (60) days' prior written notice to Landlord. Tenant shall deliver to Landlord, no later than thirty (30) days prior to the expiry date of the then outstanding and expiring Letter of Credit (a) a replacement Letter of Credit or (b) cash in the amount then required as the Security Deposit. Landlord shall be entitled to draw on the Letter of Credit (i) if Tenant fails to deliver any replacement Letter of Credit or pay the amount of the Security Deposit in cash as required, in which event Landlord shall be permitted to retain the entire proceeds of such Letter of Credit for application as the Security Deposit hereunder, (ii) to cure or attempt to cure, in whole or in part, any default by Tenant under this Lease, in which event Tenant shall replenish the amount so drawn upon demand by Landlord, and (iii) if the credit rating of the long-term debt of the issuer of the Letter of Credit (according to Moody's or similar national rating agency) is downgraded to a grade below investment rate), or if the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or if the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, unless Tenant delivers to Landlord a replacement Letter of Credit complying with the terms of this Lease or cash in the amount required as the Security Deposit within ten (10) days after demand therefor from Landlord. Failure by the issuer to honor a draw request on the Letter of Credit shall be a default under the terms of this Lease entitling Landlord to exercise its remedies hereunder. Each Letter of Credit shall be for the benefit of Landlord and its successors and assigns and shall entitle Landlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms and provisions of this Lease. Landlord shall have an unrestricted right to transfer the Letter of Credit at anytime and to any successor to Landlord. Tenant shall pay any transfer commission (fee) and all other costs (hereinafter collectively referred to as the "TRANSFER FEE") which may be imposed by the bank issuing the Letter of Credit for the transfer of the Letter of Credit by Landlord. The Tenant's failure to pay the Transfer Fee shall constitute a default of this Lease, and Landlord shall have the right to pursue any and all remedies provided Landlord under this Lease, in equity and at law.

7. SERVICES TO BE FURNISHED BY LANDLORD.

     A. Landlord agrees to furnish Tenant the following services:

          1. Hot and cold water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for the maintenance and repair of any such water heater.

          2. Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning service at times other than Normal Business Hours, such additional service shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least one Business Day in advance of the date for which such usage is requested. Tenant shall bear the entire cost of additional service as such costs are reasonably determined by Landlord from time-to-time, as Additional Rent upon presentation of a statement therefor by Landlord at the rates charged to other tenants; as of the date of this Lease, such charges are $375 per hour. All additional heating, ventilating and air conditioning required (if any) to accommodate Tenant's design shall be installed at the Tenant's expense subject to Landlord's prior written approval. The cost of operation and maintenance of the equipment shall be the responsibility of Tenant and paid to Landlord as Additional Rent.

          3. Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, age and location.

          4. Janitorial and cleaning service in and about the Premises (including, without limitation, the bathrooms in the Premises) on Business Days in accordance with the specifications attached hereto as Exhibit G; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. Tenant shall not provide or use any other janitorial or cleaning services without Landlord's consent, and then only subject to the supervision of Landlord and at Tenant's sole cost and responsibility and by a janitor, cleaning contractor or employees at all times reasonably satisfactory to Landlord which approval shall not be unreasonably withheld or delayed.

          5. Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 11 of this Lease.

          6. Fluorescent and incandescent bulb and ballast replacement in the Common Areas and Service Areas, but Tenant shall be responsible at its sole cost and expense for fluorescent bulb replacement in the Premises as necessary to maintain the lighting at building standard as established by Landlord.

          7. Passenger elevator service in common with Landlord and other persons and freight elevator service in common with the Landlord and other persons during Normal Business Hours. Landlord, however, shall provide limited passenger elevator service daily at all times when normal passenger elevator service is not provided.

          8. Subject to the terms of this Lease, Tenant shall be entitled access to the Premises 365 days per year, 7 days per week and 24 hours per day. Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord reasonably deems appropriate. Tenant shall have access to the Building by means of card keys after Normal Business Hours. Tenant shall cooperate fully in Landlord's efforts to maintain access control to the Building and shall follow all regulations reasonably promulgated by Landlord with respect thereto. Notwithstanding anything herein to the contrary Tenant expressly acknowledges and agrees that Landlord is not warranting the efficacy of any access personnel, service, procedures or equipment and that Tenant is not relying and shall not hereafter rely on any such personnel service, procedures or equipment. Landlord shall not be responsible or liable in any manner for failure of any access personnel, services, procedures or equipment to prevent, control, or apprehend anyone suspected of causing personal injury or damage in, on or around the Project.

          9. Landlord shall, at its expense, provide life safety service through the Building's Class E System to the points of connection on the floor of the Premises which shall provide such service to the Premises. Landlord shall provide Tenant with sufficient capability to connect Tenant's strobes, speakers and other related life safety equipment to the Building's Class E System as required for Tenant to comply with law.

     B. If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.

     C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

8. LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant ("LEASEHOLD IMPROVEMENTS"), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant ("TENANT'S PROPERTY") shall be owned and insured by Tenant. Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant upon ninety (90) days' prior notice to remove any Uncommon Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "REQUIRED REMOVABLES") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within thirty (30) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove the Required Removables (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the reasonable cost of such removal, repair, delivery, or warehousing of the Required Removables within five (5) days after demand from Landlord. Notwithstanding the foregoing, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement, that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or the termination of Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof; and Landlord shall advise Tenant within twenty (20) days after receipt of Tenant's request as to whether Landlord will require removal of such alteration, addition or improvement.

9. SIGNAGE. Landlord shall provide and install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. In addition, Landlord will list Tenant's name and those of its permitted subtenants or assignees in the Building's directory, if any, located in the lobby of the Building. Tenant shall be entitled to use its proportionate share of spaces in the Building's directory located in the lobby of the Building to identify Tenant's name and the names of Tenant's employees. Landlord shall make such subsequent additions and deletions as Tenant requests in and to the initial listing after the Commencement Date, provided Tenant shall pay Landlord Landlord's reasonable charge for such additions and deletions. Tenant shall have the right to install, at Tenant's cost, its own signage and logo on the floor of the Building where the Premises is located, which signage (and the placement thereof) shall be subject to Landlord's reasonable approval.

10. REPAIRS AND ALTERATIONS BY TENANT.

     A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall be responsible for all repairs replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant's particular use or occupancy of the Premises (provided such repairs, replacements and alterations do not require structural alterations to the Premises), (2) the installation, removal, use or operation of Tenant's Property (as defined in Section 8. above), (3) the moving of Tenant's Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If

     Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the reasonable cost thereof to Landlord upon ten (10) days' prior notice as Additional Rent, together with an administration charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general or portions of the Building outside of the Premises; and (c) the Building facilities common to all tenants including but not limited to, the ceilings, walls and floors in the Common Areas.

     B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be refused or given on such conditions as Landlord may elect. Landlord agrees not to withhold or delay its consent unreasonably to any alterations, additions or improvements by Tenant which (i) do not affect base building systems or the structure of the Building, (ii) are not visible from the outside the Premises, and (iii) which would not materially detract from the aesthetic integrity of the Building or its design. Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's opinion, such work: could affect the safety of the Building or its occupants; would increase Landlord's cost of repairs, insurance or furnishing services or otherwise adversely Landlord's ability to efficiently operate the Building or furnish services to Tenant or other tenants; involves toxic or hazardous materials; could be costly or hazardous to remove or demolish; requires entry into another tenant's premises or use of public areas; or is prohibited by any mortgage on the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Specific consent from Landlord shall not be required for work not costing more than $20,000 for each project and consisting solely of painting, wall covering and carpeting or similar decorating work or furnishings (so long as such work does not involve hazardous materials, and does not fall within category (i) or (ii) above) and Tenant may perform such work, so long as Tenant informs Landlord in reasonable detail of the nature of the work, and otherwise complies with the provisions of this Section 10. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 15 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require, including, but not limited to, Builder's Risk and Worker's Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workerlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to reasonably designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon ten (10) days' prior notice for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to ten percent (10%) of the portion of the cost of such alterations, additions or improvements which needs to be so overseen. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

11. USE OF ELECTRICAL SERVICES BY TENANT.

     A. All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Base Rent of an amount equal to $3.00 per rentable square foot of the Premises per annum (the "ELECTRIC INCLUSION AMOUNT"). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an "ELECTRIC SERVICE PROVIDER"). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant's requirements unless caused by Landlord's gross negligence, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease. Tenant shall be responsible for providing all light bulbs to the Premises at Tenant's sole cost and expense.

     B. Tenant's use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of the available capacity, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to measure Tenant's electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate and, if the results of such survey or other method indicate that Tenant's electrical consumption exceeds the Building Standard, Landlord shall equitably increase the Electric Inclusion Amount to compensate Landlord for such additional usage by Tenant based on the results of such survey or other method. In the event Tenant disputes the results of Landlord's survey, Landlord shall appoint an engineer reasonably acceptable to Tenant to review such survey and resolve the dispute. The engineer's determination shall be binding on Landlord and Tenant, and Tenant shall be responsible for such engineer's fees.

12. ENTRY BY LANDLORD. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last (12) twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant's premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally and such entry shall be during Normal Business Hours (except in the event of an emergency). Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that

Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours and to otherwise minimize interference with the operation of Tenant's business in the Premises. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

13. ASSIGNMENT AND SUBLETTING.

     A. Except in connection with a Permitted Transfer (defined in Section 13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; (6) the proposed transferee, or any person or entity who directly or indirectly, controls, or is controlled by, or is under common control with, the proposed transferee, is an occupant of any part of the Building at the time Tenant requests such consent if Landlord has comparable space for lease in the Building for a comparable term; (7) the proposed transferee has negotiated with Landlord to lease space in the Building within five (5) months prior to the time Tenant requests such consent if Landlord has comparable space for lease in the Building for a comparable term; or (8) Tenant has advertised such space without obtaining Landlord's prior consent (which may be withheld in Landlord's sole discretion) to the form and substance of such advertisement. Notwithstanding the foregoing, Tenant shall designate Landlord's exclusive leasing agent (the "AGENT") as Tenant's exclusive agent for a period of forty-five (45) days to effect any such Transfer, and upon the execution of any surrender, sublease or assignment, Tenant shall pay the Agent a commission at the Agent's then current commission rates. Any attempted Transfer in violation of this Section 13, shall, exercisable in Landlord's sole and absolute discretion, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfer(s). IN NO EVENT SHALL ANY TRANSFER OR PERMITTED TRANSFER RELEASE OR RELIEVE TENANT FROM ANY OBLIGATION UNDER THIS LEASE OR ANY LIABILITY HEREUNDER.

     B. If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other information as Landlord may reasonably request. Landlord shall within thirty (30) days after Landlord's receipt of the required information and documentation either:
     (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining term of this Lease (for purposes of this Section 13.B., "the entire Premises" shall mean eighty percent (80%) or more of the Premises and "the entire remaining term" shall mean a term which extends beyond the final twelve (12) months of the Lease
     Term), terminate this Lease effective the date that the proposed Transfer would have come into effect. If Landlord shall fail to notify Tenant in writing of its decision within such thirty (30) days period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer, Landlord shall be deemed to have consented to such Transfer, and to have elected to keep this Lease in full force and effect. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord's review of any requested Transfer (but not in connection with a Permitted Transfer). In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such requested Transfer or Permitted Transfer.

     C. Other than in the case of a Permitted Transfer, Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Term covered by the Transfer within twenty (20) days following receipt thereof by Tenant less expenses incurred by Tenant for advertising, commissions, attorneys' fees, construction and free rent. If Tenant is in Monetary Default (defined in Section 22 below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments received (less Landlord's share of any excess).

     D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least fifty percent (50%) of its voting stock is owned by another entity, the voting stock of which is so listed.

     E. Tenant may assign its entire interest under this Lease or sublet all or a portion of the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "PERMITTED TRANSFER") without the consent of Landlord, provided: (1) Tenant is not in default under this Lease beyond applicable notice and cure periods; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth which is at least equal to the Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord's reasonable satisfaction; (4) such proposed transferee operates their business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

     F. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Section 13, Tenant's sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

     G. In the event that Tenant desires to enter into one (1) sublease for up to 5,000 rentable square feet of the Premises during the first two (2) years of the Term (an "EXPEDITED SUBLEASE"), the following shall apply: (1) Tenant shall submit to Landlord a copy of the proposed business terms of the proposed sublease, in lieu of a complete copy of the proposed sublease as required pursuant to the first sentence of Section 13.B.; (2) Landlord shall grant or deny its consent to the proposed sublease within fifteen
     (15) Business Days instead of the thirty (30) days required in the second sentence of Section 13.B; and (3) Tenant shall reimburse Landlord for its actual, out of pocket costs instead of the $1,000 review fee referenced in the penultimate sentence of Section 13.B. Notwithstanding the foregoing, all of the other provisions of this Section 13 not specifically modified above shall apply to such Expedited Sublease.

14. MECHANIC'S LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, upon twenty (20) days' notice to Tenant, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. Tenant shall within ten (10) Business Days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, reasonably satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnities against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22 hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

15. INSURANCE.

     A. Landlord shall maintain such insurance on the Building and the Premises (other than on Tenant's Property or any additional improvements constructed in the Premises by Tenant), and such liability insurance in such amounts as Landlord elects provided the same is not less than that maintained by prudent landlords of similar buildings. Payments for losses under such insurance shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

     B. Tenant shall maintain at its expense, (1) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, and Tenant's Property located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 18 hereof and with deductibles in an amount reasonably satisfactory to Landlord, and (ii) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term "personal injury" as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant's insurance policies shall name Landlord and Building Manager as additional insureds and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant's taking possession of the Premises, Tenant shall furnish evidence reasonably satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord shall notify Tenant and if Tenant does not provide evidence of coverage within ten (10) days thereafter, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord's interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant's default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of six percent (6%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

     C. The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 15 and 16 hereof, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than B+ in the current Best's Insurance Guide, or A- in the current Standard & Poor Insurance Solvency Review, or in that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days prior written notice to Landlord and Landlord's lenders (whose names and addresses have been provided to Tenant). Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease, together with evidence reasonably satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant's sole expense, procures a "per location" endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

     D. If Tenant's business operations, conduct or use of the Premises or any other part of the Property causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within twenty (20) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.

     E. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease.

16. INDEMNITY. To the extent not expressly prohibited by law, neither Landlord nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant's agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and Building Manager and their respective officers, directors, employees, members, managers and agents ("INDEMNITEES"), harmless from all liability and claims for any property damage, or bodily injury or death of, or personal injury to, a person in or on the Premises, or at any other place, including the Property or the Building and this indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or its employees, agents, servants, customers, invitees or licensees. Such indemnity for the benefit of Indemnitees shall be enforceable even if Indemnitees, or any one or more of them have or has caused or participated in causing such liability and claims by their joint or concurrent acts, negligent or intentional, or otherwise. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

17. DAMAGES FROM CERTAIN CAUSES. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant's employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

18. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement attached hereto as EXHIBIT D (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty and Landlord's obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant's reoccupancy of the Premises. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Property is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds. This Section 18 constitutes an express agreement governing damage or destruction of the Premises or the Building by fire or other casualty, and neither Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, nor any other laws of similar import now or hereafter in effect shall have any application in any such case.

19. CONDEMNATION. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to Tenant's Property or moving expenses, which Tenant specifically reserves to itself.

20. HAZARDOUS SUBSTANCES.

     A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended ("CERCLA") (collectively, "ENVIRONMENTAL POLLUTANTS") other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance. Landlord shall deliver to Tenant an ACP-5 for the Premises.

     B. Tenant agrees to indemnify and hold Indemnitees (as defined in Section
     16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in
     Section 20.A. above.

     C. Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

     D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of the following promptly after Tenant's receipt of the same:

          1. Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Property that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

          2. Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

          3. any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property;

          4. Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property; and

          5. Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

     E. As used herein "ENVIRONMENTAL LAWS" mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

21. AMERICANS WITH DISABILITIES ACT. To the extent required by law, Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) ("ADA")) applicable to the Premises and such other current acts or other subsequent acts (whether federal or state) addressing like issues as are enacted or amended. Tenant agrees to indemnify and hold Landlord harmless from any and all reasonable expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under of such acts by virtue of Tenant's operations and/or occupancy, including the alleged negligence of the Landlord. Any such provision shall be interpreted in a manner which permits compliance with the ADA and is hereby amended to permit such compliance.

22. EVENTS OF DEFAULT.

     A. The following events shall be deemed to be "EVENTS OF DEFAULT" under this Lease:

          1. Tenant shall fail to pay when due any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease for a period of five (5) days after notice (hereinafter sometimes referred to as a "MONETARY DEFAULT").

          2. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, and in fact, completes same within ninety (90) days after notice.

          3. Any failure by Tenant to observe or perform any of the covenants with respect to (a) assignment and subletting set forth in
               Section 13, (b) mechanic's liens set forth in Section 14, or (c) insurance set forth in Section 15 which continues for a period of ten (10) days after notice.

          4. Tenant shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors,
               (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged, stayed or denied within ninety (90) days after the filing thereof.

          5. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged or stayed within ninety (90) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

          6. The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

          7. Tenant shall abandon the Premises for a period of thirty (30) days or longer other than in connection with the restoration of the Premises following a casualty or condemnation where Tenant intends to reoccupy the Premises.

          8. Tenant shall fail to take possession of and occupy the Premises within sixty (60) days following the Commencement Date.

          9. The liquidation, termination, dissolution, or forfeiture of right to do business of Tenant.

23. REMEDIES.

     A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which, to the extent permitted by law, may be pursued successively or cumulatively as Landlord may elect:

          1. Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for any reasonable cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

          2. Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

          3. Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

          4. Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

     Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD'S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN THE REAL PROPERTY ACTIONS AND PROCEEDINGS LAW OF THE STATE OF NEW YORK. TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD'S TERMINATION OF THIS LEASE PURSUANT TO SECTION 23.A.(2) OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO SECTION 23.A.(3) AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

     B. If Landlord exercises either of the remedies provided in Sections 23.A.(2) or 23.A.(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

     C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant within ten (10) days after notice shall pay the cost of all of the foregoing together with Landlord's reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Event of Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

     D. If this Lease is terminated by Landlord pursuant to Section 23.A.(2), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in this Lease and the amount projected by Landlord to represent Additional Rent for the remainder of the Term over the then present value of the then aggregate fair rent value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rents would have been payable hereunder had this Lease not been terminated, and (iii) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

     E. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord's obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "SUBSTITUTE TENANT") in accordance with the following criteria:

          1. Landlord shall have no obligations to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

          2. Landlord shall not be obligated to lease or show the Premises, on a priority basis, offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available;

          3. Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a Rent less than the current fair market Rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building;

          4. Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would:

               a. violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

               b.   adversely affect the reputation of the Building; or

               c. be incompatible with the operation of the Building as an office building;

          5. Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and

          6. Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

               a. Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or

               b. Landlord, in Landlord's reasonable discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

     F. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all reasonable expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty
     (30) days after the end of the Term or the termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     G. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

     H. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the Lease Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     I. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith.

     J. Landlord and Tenant each waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises or the operation, maintenance or control of the Building. Tenant shall not interpose any counterclaim it may otherwise assert in any summary proceeding whether such summary proceeding is based on nonpayment of Rents or on Tenant's holding over after expiration of the Lease Term or on any other basis pursuant to Article 7 of the Real Property Actions and Proceedings Law of the State of New York, unless by not interposing such counterclaim Tenant would be barred from asserting such counterclaim in a separate action or proceeding.

24. NO WAIVER. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

25. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

26. [RESERVED.]

27. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to
Section 23.A.(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year.

Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one and one half the sum (or 150%) of the Base Rent and Additional Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Tenant waives any rights under Section 2201 of the Civil Practice Law and Rules of the State of New York in connection with any holdover proceedings that Landlord may institute against Tenant.

28. SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property and Tenant agrees within twenty (20) days after demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any subordination or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Landlord and Tenant agree periodically to furnish within twenty (20) days after so requested by the other party, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by such party certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rent and Tenant's Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Landlord or Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant,
(i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease,
(j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be reasonably requested by such party or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

29. NOTICE. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1.Q. of this Lease. When so mailed, the notice shall be deemed to have been given two (2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in Section 1.Q. of this Lease may be changed from time to time by giving written notice thereof to the other party.

30. SURRENDER OF PREMISES. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed "reasonable wear and tear." Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to the Landlord's rights under Section 23 hereof, if Tenant fails to remove any of Tenant's Property within ten (10) days after the termination of this Lease, or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expenses, shall be entitled to remove and/or store such Tenant's Property and Landlord shall be in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

31. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days' prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (6) to reasonably approve the weight, size, or location of heavy equipment, or articles within the Premises; (7) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close temporarily any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property; (8) to reasonably change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (9) to reasonably regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (10) if Tenant has vacated the Premises during the last six
(6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (11) to grant to anyone the exclusive right to conduct any business or undertaking in the Building, provided that the party providing such service does so at competitive rates and provided Landlord's exercise of its rights under this clause 11, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction.

32. MISCELLANEOUS.

     A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

     C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

     D. Events of "FORCE MAJEURE" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

     E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

     F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Landlord shall be responsible for the payment of any commission or fee due to the Broker.

     H. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

     I. The individual signing this Lease on behalf of Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

     J. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

     K. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve either party from its obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

     L. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's mortgagee, if required.

     M. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

     N. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

     O. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

     P. This Lease shall be governed by, and be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws. To the fullest extent permitted by law, Landlord and Tenant hereby unconditionally and irrevocably waive any claims to assert that the law of any other jurisdiction governs this Lease and agrees that this Lease shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law. Any legal suit, action or proceeding against Tenant or Landlord arising out of or relating to this Lease may be instituted in any federal or state court in New York, New York having subject matter jurisdiction, pursuant to Section 5-1402 of the New York General Obligations Law, and Landlord and Tenant hereby waive any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding including, without limitation, any claim of forum non conveniens pursuant to any rule of common law and/or any applicable federal or state statute, law or provision, and Landlord and Tenant hereby irrevocably submit to the jurisdiction of any such court in any suit, action or proceeding.

     Q. Landlord represents that, to the best of Landlord's knowledge, Landlord has received no violations with respect to the Building which will delay the construction of Tenant's Initial Alterations.

     R. Attached hereto as Exhibit H is the certificate of occupancy for the Building.

     S. Landlord shall provide risers to the Premises for redundant internet access from the roof and the basement of the Building.

     T. Tenant shall have the right use the roof of the Building for a satellite dish or other similar equipment, subject to available space on the roof. Tenant acknowledges that Tenant shall enter into in agreement for the use of such roof space with Landlord's then current licensor with respect to such matters, and Tenant shall pay Landlord's (or the licensor's) then current fees for the use of such roof space.

33. ENTIRE AGREEMENT. This Lease, including the following Exhibits:

Exhibit A - Outline and Location of Premises
Exhibit B - Rules and Regulations

Exhibit C - Payment of Taxes
Exhibit D - Work Letter
Exhibit E - Commencement Letter (Sample)
Exhibit F - Porter's Wage Payments
Exhibit G - Cleaning Specifications
Exhibit H - Certificate of Occupancy

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be modified only be a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

34. LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD'S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE AND TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION. TENANT HEREBY AGREES THAT TENANT'S REMEDIES FOR DEFAULT HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, EXPRESSED OR IMPLIED, SHALL BE LIMITED TO SUIT FOR DIRECT AND PROXIMATE DAMAGES PROVIDED THAT TENANT HAS GIVEN THE NOTICES AS HEREIN REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND THE PROCEEDS THEREOF AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING AND THE PROPERTY AND THE PROCEEDS THEREOF FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES ("LANDLORD MORTGAGEES") NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

                                    LANDLORD:
                                    TRANSWESTERN LEXINGTON, LLC

                                    By: /s/ RANDALL BESSOLO
                                       -----------------------------------------
                                    Name: Randall S. Bessolo
                                         ---------------------------------------
                                    Title: Managing Director
                                          --------------------------------------

                                    TENANT:
                                    FUTURELINK CORP.

                                    By: /s/ RICHARD WHITE
                                       -----------------------------------------
                                    Name: R.M. White
                                         ---------------------------------------
                                    Title: Senior V.P. Admin.
                                          --------------------------------------

                                    EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES


This Exhibit is attached to and made a part of the Lease dated August 8, 2000 by and between TRANSWESTERN LEXINGTON, LLC ("LANDLORD") and FUTURELINK CORP., a Delaware corporation ("TENANT") for space in the Building located at 360 Lexington Avenue, New York, New York.

                                    EXHIBIT B

                              RULES AND REGULATIONS


The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building's corridors from the exterior of the Building.

2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

3. Any sign, lettering, picture, notice, advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent which shall not be unreasonably withheld. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5. Tenant shall refer all contractors, contractors representatives and installation technicians for Landlord for Landlord's supervision, approval and control before the performance of any contractual services which shall not be unreasonably withheld. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

7. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

10. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant in the Building.

14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Tenant shall bear the cost and expense of such extermination services provided such cost is customary and reasonable.

15. Tenant shall not open or permit to be opened any window in the Premises. This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises.

16. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord' sole discretion.

17. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

18. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

19. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

20. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

21. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements thereto.

22. Landlord shall have the right to prohibit the use of the name of the Building by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

23. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a "no smoking" sign or otherwise) as a "no smoking" area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as "no smoking" areas and to designate the entire Building and the Property as a "no smoking" area.

                                    EXHIBIT C

                                PAYMENT OF TAXES


This Exhibit is attached to and made a part of the Lease dated August 8, 2000 by and between TRANSWESTERN LEXINGTON, LLC ("LANDLORD") and FUTURELINK CORP. ("TENANT") for space in the Building located at 360 Lexington Avenue, New York, New York.

A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant's Pro Rata Share of the amount by which (a) Taxes (as defined below) for the applicable calendar year exceeds Taxes (as finally determined following any tax reduction proceedings) for the Tax Year (as defined below) beginning on July 1, 2000 and ending on June 30, 2001 (the "BASE YEAR"). In no event shall the amount required to be paid by Tenant with respect to Taxes for any calendar year during the Lease Term be less than zero. Prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of Taxes for the applicable full or partial calendar year (based on the Taxes due or to become due during the current fiscal Tax Year) and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the amount by which Taxes for such calendar year are estimated to exceed Taxes for the Base Year. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Taxes for such year and provide Tenant with a revised statements therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Taxes for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days of demand. Any overpayment in excess of the equivalent of one (1) month's Base Rent shall, at Landlord's option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any overpayment in an amount equal to or less than the equivalent of one (1) month's Base Rent shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Rent due for the month immediately following the furnishing of such estimate. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below, when actual Taxes are determined for the relevant Tax Year.

B. As soon as is practical following the end of any calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Taxes for such previous calendar year. If the Additional Rent collected with respect to such calendar year, as a result of Landlord's estimate of Taxes, is in excess of Tenant's Pro Rata Share of Taxes for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not this Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of this Lease.

C. As used herein, "TAXES" shall mean (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in express substitution or supplementation in whole or in part of such taxes,
(b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes, assessments or charges imposed upon the Building by any business improvement district (BID) to which the Building is or becomes subject during the Lease Term, and (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), but excluding penalties, late charges for fines imposed against Landlord with respect to Taxes, any federal income tax, New York State franchise tax or income tax, New York City general corporation or unincorporated business tax, or any estate, inheritance, succession, capital stock, transfer mortgage recording taxes. Capital gains, gift or gross receipts tax levied upon Landlord. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord's good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

D. As used herein, "TAX YEAR" shall mean the fiscal tax year for the City of New York, which begins on July 1 of each year and ends on June 30, of the following year.

IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.

                                    LANDLORD:
                                    TRANSWESTERN LEXINGTON, LLC

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    TENANT:
                                    FUTURELINK CORP.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT D

                                   WORK LETTER

This Exhibit is attached to and made a part of the Lease dated the 8th day of August, 2000, by and between TRANSWESTERN LEXINGTON, LLC ("LANDLORD") and FUTURELINK CORP. ("TENANT") for space in the Building located at 360 Lexington Avenue, New York, New York.

Alterations and Allowance.

Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of this Lease and all prepaid Rent and security deposits required hereunder, shall have the right to perform alterations and improvements in the Premises (the "INITIAL ALTERATIONS"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 10.B. of this Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations which approval shall not be unreasonably withheld or delayed. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld or delayed. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than $1,000,000, or (iv) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

Provided Tenant is not in default, Landlord agrees to contribute the sum of One Hundred One Thousand Two Hundred Sixty Nine Dollars ($101,269.00) (the "ALLOWANCE") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Premises. Eighty percent (80%) or more of the Allowance shall be used for hard costs in connection with the Initial Alterations. The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within thirty (30) days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from a licensed architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the State of New York, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all applicable laws; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and
(vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used,
(4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the cost of Initial Alterations as reasonably estimated by Tenant exceeds the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under this Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

Up to twenty percent (20%) of the Allowance may be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for the purchase of equipment, furniture or other items of personal property of Tenant. In the event Tenant does not use the entire Allowance by June 1, 2001, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

This Exhibit shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under this Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under this Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to this Lease.


IN WITNESS WHEREOF, Landlord and Tenant have entered into this Exhibit as of the date first written above.

                                    LANDLORD:
                                    TRANSWESTERN LEXINGTON, LLC


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    TENANT:
                                    FUTURELINK CORP.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT E

                               COMMENCEMENT LETTER




Date________________



Tenant______________
Address_____________
____________________

Re: Commencement Letter with respect to that certain Lease dated _________ by and between Transwestern Lexington, LLC as Landlord and __________________, a(n) __________ as Tenant for an Approximate Rentable Area in the Premises of
_________ square feet on the _________ floor of the Building located at 360 Lexington, New York, New York.

Dear _____________:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease is _________________________;

The Termination Date of the Lease is ____________________________.

Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated ________________.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,



XXXXXXXXX
Property Manager


Agreed and Accepted:


TENANT:


By:__________________________________

Name:________________________________

Title:_______________________________

                                    EXHIBIT F

                              PORTER'S WAGE PAYMENT



This exhibit is attached to and made a part of the Lease dated August 8, 2000 by and between TRANSWESTERN LEXINGTON, LLC ("LANDLORD") and FUTURELINK CORP., a Delaware corporation ("TENANT") for space in the Building located at 360 Lexington Avenue, New York, New York.

A. Tenant shall pay to Landlord, as additional rent, a porter's wage rate escalation in accordance with this EXHIBIT F.

B. For the purposes of this EXHIBIT F, the following definitions shall apply:

(i) "WAGE RATE" shall mean the minimum regular hourly rate of wages in effect as of January 1st of each year (whether paid by Landlord or any contractor employed by Landlord) computed as paid over a forty hour week to Porters in Class A office buildings pursuant to an Agreement between the Realty Advisory Board on Labor Relations, Incorporated, or any successor thereto, and Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or any successor thereto; provided, however, that (A) if there is no such agreement in effect prescribing a wage rate for Porters, computations and payments shall thereupon be made upon the basis of the regular hourly wage rate actually payable in effect as of January 1st of each year and (B) if in any year during the Lease Term, the regular employment of Porters shall occur on days or during the hours when overtime or other premium pay rates are in effect pursuant to such Agreement, then the term "hourly rate of wages" as used herein shall be deemed to mean the average hourly rate for the hours in a calendar week during which Porters are regularly employed (e.g., if pursuant to an agreement between the Realty Advisory Board and the Local the regular employment of Porters for forty hours during a calendar week is at a regular hourly wage rate of $12.00 for the first thirty hours, and premium or overtime hourly wage rate of $18.00 for the remaining ten hours, then the hourly rate of wages under this Article during such period shall be the total weekly rate of $540.00 divided by the total number of regular hours of employment, forty, or $13.50). Notwithstanding the foregoing, if at any time such hourly wage rate is different for new hire and old hire Porters, then thereafter such hourly wage rate shall be based on the weighted average of the wage rates for the different classifications of Porters.

(ii) "BASE WAGE RATE" shall mean the Wage Rate in effect on January 1, 2000.

(iii) The term "PORTERS" shall mean that classification of non-supervisory employees employed in and about the Building who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are presently included in the classification of "Class A-Others" in the Commercial Building Agreement between the Realty Advisory Board and the aforesaid Union.

(iv) The term "MINIMUM REGULAR HOURLY RATE OF WAGES" shall not include any payments for fringe benefits or adjustments of any kind.

(v) The term "MULTIPLICATION FACTOR" shall mean the number of square feet in the Approximate Rentable Area in the Premises, as the same may be increased or decreased from time to time during the Lease Term pursuant to the provisions of this Lease.

C. If the Wage Rate for any calendar year during the Lease Term shall be increased above the Base Wage Rate, then Tenant shall pay, as Additional Rent, an amount (such amount, the "PORTER'S WAGE PAYMENT") equal to the product obtained by multiplying the Multiplication Factor by 100% of the number of cents (including any fraction of a cent) by which the Wage Rate is greater than the Base Wage Rate, such payment to be made in equal one-twelfth (1/12th) monthly installments commencing with the first monthly installment of Base Rent falling due on or after the effective date of such increase in Wage Rate (payable retroactive from said effective date) and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Exhibit. Landlord shall give Tenant notice of each change in Wage Rate which will be effective to create or change Tenant's Porter's Wage Payment pursuant to the provisions of this EXHIBIT F and such notice shall contain Landlord's calculation in reasonable detail and certified as true by an authorized representative of Landlord or of its managing agent, of the annual Porter's Wage Payment payable resulting from such increase in Wage Rate. Such amounts shall be prorated for any partial calendar year during the Lease Term.

D. Every notice given by Landlord pursuant to paragraph C hereof shall be conclusive and binding upon Tenant, except for manifest error.

E. The "WAGE RATE" is intended to be a substitute comparative index of economic costs and does not necessarily reflect the actual costs of wages or other expenses of operating the Building. The Wage Rate shall be used whether or not the Building is a Class A office building and whether or not Porters are employed in the Building and without regard to whether such employees are members of the Union referred to in paragraph A hereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

                                    LANDLORD:
                                    TRANSWESTERN LEXINGTON, LLC


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    TENANT:
                                    FUTURELINK CORP.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT G

                             CLEANING SPECIFICATIONS


I. GENERAL OFFICE AREAS (TO BE PERFORMED NIGHTLY, MONDAYS TO FRIDAYS, EXCEPT WEEKENDS AND BUILDING HOLIDAYS).


o Sweep all applicable floors using chemically treated dust mops. Damp mop as necessary.

o All carpeted areas and rugs to be vacuumed cleaned once per week and carpet swept nightly as necessary.

o Hand dust with treated cloth and wipe clean all office furniture including desks, chairs, fixtures, file cabinets, window sills and radiator enclosures. Cleaning service shall not disturb paper on desks, file cabinets or other surfaces.

o    Dust all door and other ventilating louvers, damp wipe as necessary.

o Wipe telephone receivers and mouthpieces clean with a disinfectant cleaner or damp cloth.

o Collect and remove wastepaper, cardboard boxes (which must be left by the freight elevator marked TRASH). Any bulk rubbish will be considered EXTRA TRASH, the cleaning staff will not remove such items. Please call the Management Office to remove it at a cost to your company.

o    Remove all gum and foreign matter on sight.

o Clean all water fountains and water coolers with germicidal cleanser and polish

o Remove all fingerprints and smudges from private entrance doors, light switches and doorways.

o Turn off all lights and lock all doors upon completion of cleaning leaving the premises in orderly condition, unless Tenant is still in the space.


II. BASE BUILDING LAVATORIES (TO BE PERFORMED NIGHTLY, MONDAYS TO FRIDAYS, EXCEPT WEEKENDS AND BUILDING HOLIDAYS)

o Scour, wash and disinfect all basins, pipes, bowls, urinals, toilet seats (both sides) and tile walls.

o    Sweep and wet mop nightly with a disinfectant all lavatory floors.

o Wash and polish all mirrors, powder shelves, bright work, and enameled surfaces in all lavatories.

o Hand dust and clean, washing where necessary, all partitions, dispensers and receptacles.

o    Empty, clean and disinfect sanitary disposal receptacles.

o    Fill all toilet tissue holders; soap dispensers and paper towel dispensers.

o Remove fingerprint marks and scuff marks from painted and/or vinyl surfaces.

o    Machine scrub floors as necessary, but not less than once each month.

o Clean and wash all lavatory partition walls and enamel surfaces once every month.

o Hand dust clean and wash all tile walls and ceilings once each month or more if necessary.

o    Dust exterior of lighting fixtures monthly.

o    Furnish and install urinal screens.

III. GENERAL OFFICE AREAS - QUARTERLY CLEANING

o Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

o Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks, ventilating and air conditioning louvers, grills, high moldings and other surfaces not reached in nightly cleaning.

o Dust all overhead pipes, sprinklers, ventilating and ducts not reached in nightly cleaning.


IV. EXTERMINATING SERVICES

o All public areas, including public lobbies, hallways, restrooms, basement, mechanical equipment rooms, electrical and telephone closets, Loading Dock/Freight Entrance and Stairwells are to be kept under pest control treatment once per month.


V. PUBLIC HALLWAYS AND STAIRS

o    Clean all elevator doors, saddles, buttons, indicators and light fixtures.

o Remove finger marks from painted/wallpapered/marble/wood and/or vinyl surfaces daily, dust and clean walls and doors.

o    Vacuum carpeted areas nightly.

o Wash buff and apply sealer and finishers as required to non-carpeted floors. Machine scrub and reapply finish or sealer once every two months.

o Check all stairways throughout building; sweep and mop weekly or as often as necessary or as requested by Agent.

o High dust stairwell, lighting, sprinkler piping, electrical conduits, walls and stair railings on a monthly basis or as needed or requested by agent.

o    Wash stairway walls annually.

o Shampoo all public hallway carpeting quarterly using the steam extraction method. Spot clean same as necessary.

The following are not included in the above mentioned base building cleaning:

o    ALL PRIVATE RESTROOMS/SHOWER ROOMS - CLEANING AND PAPER SUPPLIES

o    KITCHEN SINK, DISHES, COUNTER TOPS, ETC. - CLEANING AND PAPER SUPPLIES


                                      G-2